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                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 14, 2000 relating to the financial statements, which appears in the i3 Mobile, Inc. Registration Statement on Form S-1. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedules, which appears in such Registration Statement on Form S-1.


PricewaterhouseCoopers LLP

Stamford, Connecticut
April 24, 2000